UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014)

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California,  94085
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 4, 2014, the Board of Directors (the “Board”) of Trimble Navigation Limited (the “Company”) approved an amendment and restatement of the Company’s Bylaws. Section 3.2 of the Company’s Bylaws was amended to decrease the number of directors from eight to seven. This amendment will be effective as of the date of the Company’s annual meeting of shareholders, to be held on May 8, 2014.

The foregoing descriptions are qualified in their entirety by the text of the amended and restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events

On April 4, 2014, the Board also approved the appointment of current director Ulf J. Johansson to the Company’s Audit Committee and the designation of current director Mark Peek as Chair of the Audit Committee and the Audit Committee’s “financial expert” as that term is defined in rules promulgated by the Securities and Exchange Commission.

The Board also approved the appointment of Merit Janow to the Company’s Nominating Committee.

Finally, the Board approved an amendment to the Company’s Governance Committee Charter (the “Charter”) to reduce the minimum number of directors comprising this committee to two. A copy of the amended Charter will be available on the Company’s website at http://investor.trimble.com/documents.cfm upon effectiveness.

Each of the above changes will be effective as of the date of the Company’s annual meeting of shareholders, to be held on May 8, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.2	Bylaws of Trimble Navigation Limited (amended and restated through May 8, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: April 9, 2014	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws of Trimble Navigation Limited (amended and restated through May 8, 2014).